UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors Not Standing for Re-Election

On May 22, 2019, Richard A. Rosenthal and Abigail S. Wexner notified the Board of Directors (the “Board”) of Advanced Drainage Systems, Inc. (the “Company”) of their respective decisions not to stand for re-election as directors of the Company at the Company’s 2019 Annual Meeting of Stockholders. The decision by each of Mr. Rosenthal and Ms. Wexner not to stand for re-election was not a result of any disagreement with the Company or the Board.

Fiscal Year 2020 Base Salary and Annual Cash Incentive Plan Design

On May 21, 2019, the Compensation and Management Development Committee of the Board (the “Compensation Committee”) recommended, and on May 22, 2019 the Board approved, base salary adjustments for each of the Company’s named executive officers (“NEOs”) for fiscal year 2020. The Board and the Compensation Committee based their determinations on a review of each such NEO’s position and responsibility and on available market data. The base salaries established for fiscal year 2020, to be effective as of June 1, 2019, are as follows: Mr. Barbour, $870,000; Mr. Cottrill, $520,000; Mr. Vitarelli, $385,000; and Mr. Klein, $385,000.

In addition, on May 21, 2019, the Compensation Committee recommended, and on May 22, 2019 the Board approved, the Company’s annual performance measures, weights and minimum, target and maximum amounts for the Annual Cash Incentive Plan for fiscal year 2020, under the Company’s 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”). The Annual Cash Incentive Plan provides annual cash incentive compensation opportunities based on performance measures that are similar to the performance measures utilized for fiscal year 2019, as follows:

•	Total Net Sales — net sales as reflected in the Company’s financial statements.

•	Adjusted EBITDA — EBITDA before stock-based compensation expense, non-cash charges and certain other expenses.

•	Individual Goal Achievement — performance of the executives versus their respective annual performance objectives.

For fiscal year 2020, 60% of the incentive award is based upon the achievement of certain levels of Adjusted EBITDA, 20% is based upon achieving certain levels of net sales and 20% is based upon attainment of certain individual performance goals. The foregoing percentages are then multiplied by the NEO’s total target incentive award (calculated as a percentage of annual base salary) to arrive at the target amounts. The Annual Cash Incentive Plan includes a funding trigger that requires the achievement of the established minimum threshold performance level for Adjusted EBITDA in order for any potential payout based on the Total Net Sales or Individual Goal Achievement measures.

For the Adjusted EBITDA and Total Net Sales performance measures, the payouts will range from 50% of target for minimum performance, 100% of target for target performance, and 200% of target for maximum performance, for fiscal year 2020. Payout percentages for performance between the minimum performance goal, the target performance goal and the maximum performance goal will be determined using linear interpolation.

In making award determinations under the Annual Cash Incentive Plan, the Compensation Committee shall have full power and authority to interpret the terms and conditions of the Annual Cash Incentive Plan and make all determinations thereunder, as well as the power and authority to make adjustments to the design of the Annual Cash Incentive Plan that it deems necessary or proper in its sole and absolute discretion. Annual cash incentive awards will be paid in a lump sum (less applicable withholdings) within the “applicable 2-1/2 month period,” as defined in Treasury Regulations Section 1.409A-1(b)(4) following the Company’s March 31, 2020 fiscal year end.

Non-Qualified Stock Option Grants, Restricted Stock Awards and Performance Unit Awards

On May 22, 2019, based upon the recommendation of the Compensation Committee, the Board approved the following equity grants to its NEOs as referenced below.

Named Executive Officer and Title	Non-Qualified Stock Options	Shares of Restricted Stock	Performance Units (at Target Performance Level)
D. Scott Barbour, President and Chief Executive Officer	85,938	25,055	50,110
Scott A. Cottrill, Executive Vice President and Chief Financial Officer	23,047	6,720	13,439
Ronald R. Vitarelli, Executive Vice President	12,110	3,531	7,061
Robert M. Klein, Executive Vice President	12,891	3,759	7,517

Each of the foregoing awards was granted in accordance with the applicable form of award agreement described in prior filings and will vest in accordance with such form of award agreement.

The restricted stock awards vest in three equal annual installments beginning on May 21, 2020, provided that the grantee remains in continuous service with the Company through the relevant vesting date. Upon death or disability all restricted stock not previously vested or forfeited will vest on such date.

The nonqualified stock options provide for the right to purchase the Company’s common stock at an exercise price of $27.44 per share, with options becoming vested in three equal annual installments beginning on May 21, 2020, provided that the grantee remains in continuous service with the Company through the relevant vesting date. The options have an expiration date of May 21, 2029. Upon death or disability all options not previously vested or forfeited will vest on such date.

The performance units vest on March 31, 2022, provided that the grantee remains in continuous service with the Company through the vesting date and provided further that certain performance measures are met. Upon death or disability all performance units not previously vested or forfeited will vest on such date. The performance units have a 3-year performance period from April 1, 2019 through March 31, 2022. For the performance units, 50% of the award is based upon the achievement of certain levels of Return on Invested Capital for the performance period and 50% is based upon the achievement of certain levels of Free Cash Flow for the performance period. For each of the Return on Invested Capital and Free Cash Flow performance measures, the payouts will range from 50% of target for minimum performance, 100% of target for target performance, and 200% of target for maximum performance. For performance below the minimum performance level, the payout percentage will be 0% and for performance above the maximum performance level, the payout percentage will be 200%. Payout percentages for performance between the minimum performance level, the target performance level and the maximum performance level are determined using linear interpolation. The performance units, and any accrued dividend equivalents, will be settled in shares of the Company’s common stock, if the applicable performance and service conditions are satisfied.

In addition to the foregoing, the Company approved additional awards of 200,375 non-qualified stock options, 81,191 shares of restricted stock and 45,667 performance units, which were granted to key employees under the 2017 Incentive Plan.

The foregoing awards were made under the 2017 Incentive Plan, which was approved by the Company’s stockholders on July 17, 2017. The 2017 Incentive Plan provides for the award of stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock, cash-based awards, performance awards (which may take the form of performance cash, performance units or performance shares) and other stock-based awards. The 2017 Incentive Plan was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 8, 2017, and is incorporated herein by reference. The above descriptions of the awards are qualified in their entirety by reference to the full text of the forms of such award agreements, which were included as (i) Exhibits 10.2 and 10.3 to the Company’s Current Report on Form 8-K, filed on September 8, 2017, with respect to shares of restricted stock and non-qualified stock options, respectively, and (ii) Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 30, 2018, with respect to performance units, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: May 28, 2019	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO & Secretary